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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 9, 2023

Date of Report (Date of earliest event reported)

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Yuengling’s Ice Cream Corporation (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

00-53450	47-5386867
(Commission File Number)	(IRS Employer Identification No.)

One Glenlake Parkway #650, Atlanta, GA 30328
(Address of principal executive offices)

(404) 805-6044
(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001	YCRM	OTC

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On November 9, 2023 following the Closing of the Share Exchange Agreement and Control Block Transferred Agreement with ReachOut Tecnhology Corp. (“ReachOut”) referenced in the Current Report filed on Form 8-K on November 13, 2023, and the appointment of Rick Jordan, Kevin Harrington, and Kingsley Charles, as officers and directors, Everett Dickson and Robert Bohorad resigned from all officer and director positions with the Company. The Company did not have any committees, and therefore Mr. Dickson and Mr. Bohorad never served on any committees. Mr. Dickson and Mr. Bohorad did not resign as a result of any disagreement with the Company. Their resignation letters are attached hereto and incorporated herein as Exhibit 10.2.

Mr. Richard Jordan was appointed Chairman of the Board, Chief Executive Officer, President, Secretary and Treasurer. Mr. Harrington and Mr. Charles were both appointed Directors.

Rick Jordan, Chief Executive Officer, President, Secretary and Treasurer

Rick Jordan, age 44, the CEO and Founder of ReachOut Technology, is a model of resilience, vision, and expertise in the cybersecurity and entrepreneurial arenas. His journey with ReachOut Technology, from its inception during a challenging personal and economic period to its evolution into a publicly held industry leader, is a true embodiment of the American dream. Rick has shaped his path through unwavering perseverance, a relentless 'never-quit' attitude.

Rick Jordan is emerging as a nationally recognized voice in business and cybersecurity. He is frequently featured on global networks such as Bloomberg, Newsmax, Cheddar, NewsNation, Reuters, Fox, and NBC for his expert insights in cybersecurity, business, and social topics. His expertise is so renowned that it has been sought after in the White House, highlighting his significant influence and authority in the cybersecurity sector.

Rick's leadership style is deeply involved and motivational. He hosts a weekly "CEO Talk" every Monday, where he engages with and inspires the entire company, setting a positive tone for the week ahead. This approach not only fosters a strong company culture but also aligns the team with the company's goals and vision.

Rick has a strategic mind with unique ability to foresee industry trends and futures, allowing him to be a disruptor in the space. A key milestone in Rick's leadership was partnering with Kevin Harrington, the Original Shark from Shark Tank, to take ReachOut Technology public. This strategic partnership has been instrumental in the company's growth trajectory, positioning it for greater success and market impact.

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Rick is a master communicator and passionately shares his knowledge and inspiration through his podcast, “ALL IN with Rick Jordan.” The podcast, which enjoys a global audience in over 70 countries and ranks in the top 2.5% worldwide, explores the nuances of building successful businesses, fostering meaningful relationships, and leading a fulfilling life. Rick's ability to connect with and motivate his audience is evident in the podcast's widespread acclaim.

Rick Jordan's skills and knowledge span a broad spectrum, making him a unique figure in the industry. Known for never shying away from a challenge and remaining steadfast in adversity, Rick lives life on his own terms. Whether tackling new challenges, disproving doubters, or enjoying a glass of his favored MaCallan Scotch, Rick Jordan is an inspiration, encouraging others to embrace life fully.

Follow Rick's journey and get inspired by connecting with him on social media @MrRickJordan.

Kevin Harrington, Director

Kevin Harrington, age 65, is a Director of ReachOut Technology, a globally acclaimed entrepreneur and a pioneer in the realms of business and direct marketing, serves as a distinguished member of the Board of Directors at ReachOut Technology. His tenure at ReachOut Technology is marked by strategic guidance and visionary leadership, leveraging over four decades of entrepreneurial and investment expertise.

As an original "Shark" on ABC’s "Shark Tank," Kevin Harrington gained fame for his sharp investment insights and his ability to identify and nurture promising business ventures. His tenure on the show cemented his status as a savvy investor and a fervent supporter of entrepreneurship.

Harrington's entrepreneurial journey began in the early 1980s with the creation of the infomercial, a groundbreaking concept that revolutionized television marketing and direct response advertising. This innovation not only transformed product marketing but also democratized the way entrepreneurs and startups could reach global audiences.

Throughout his career, Harrington has launched over 20 businesses that have exceeded $100 million in revenue. His exceptional ability to spot market opportunities and convert them into successful enterprises is a testament to his entrepreneurial genius.

Harrington is also a respected author, with books like "Act Now: How I Turn Ideas into Million-Dollar Products" under his belt. His writings offer a wealth of knowledge and inspiration to aspiring entrepreneurs and established business leaders alike.

In his role at ReachOut Technology, Kevin Harrington plays a pivotal role in shaping the company's strategic direction, particularly in the realms of technology and cybersecurity. His insights are instrumental in driving innovation and ensuring that ReachOut Technology stays at the forefront of its industry.

ReachOut Technology, renowned for its expertise in cybersecurity and IT services, benefits immensely from Harrington's strategic foresight. The company specializes in providing top-tier cybersecurity solutions, IT management, and consulting services, helping businesses safeguard their digital assets and navigate the complexities of the modern technological landscape.

Kevin Harrington's involvement with ReachOut Technology is not just a reflection of his illustrious career but also a commitment to driving the company towards new heights of innovation and success. His vision and leadership continue to be pivotal in the company's journey towards becoming a leader in cybersecurity and technology solutions.

Kingsley Charles, Director

Kingsley Charles, age 57, Director of ReachOut Technology, brings to the Board of Directors of a rich tapestry of experience in business and financial consultancy, honed over more than fifteen years of dedicated service. His career is distinguished by his extensive work with a diverse range of private firms, regional entrepreneurs, and small business owners across the United States.

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Charles's professional journey is marked by significant achievements and contributions. He has been a pivotal consultant for dozens of start-ups and operating companies, with revenues scaling up to $200 million. His expertise was further sharpened by his tenure managing operations within a Fortune 500 company, where he gained invaluable insights into the workings of large-scale corporate environments.

A hallmark of Charles's career has been his collaborative approach, working closely with a spectrum of professionals including Master of Taxation experts, CPAs, CFPs, accountants, valuation experts, and attorneys. This multidisciplinary engagement has been a cornerstone of his professional life for over two decades, enabling him to offer comprehensive and nuanced advice to his clients.

Under Kingsley Charles's leadership, his team has established a robust network of legal partners and financial professionals. This network supports his firm's commitment to providing clients with interactive, comprehensive financial and strategic management services. His approach is characterized by a keen focus on 'eyes-wide-open' strategies, ensuring that clients are fully informed and strategically positioned in their financial decisions.

At ReachOut Technology, Kingsley Charles leverages his extensive experience in financial and strategic management to provide invaluable guidance and oversight. His expertise is particularly crucial in steering the company through complex financial landscapes, ensuring robust financial health, and aligning strategic goals with market realities.

Item 7.01 Regulation FD Disclosure.

On November 15, 2023, the Company issued a press release announcing that the Company acquired 100% of the capital stock of ReachOut Technology, the terms of which are detailed in the Share Exchange Agreement discussed in Item 1.01 in the Company’s 8-K filed on November 13, 2023.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in Exhibit 99.1 hereto are deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Board Resolution Appointing New Officers and Directors dated November 9, 2023
10.2	Resignation Letters of Everett Dickson and Robert Bohorad dated November 9, 2023
99.1	Press Release dated November 15, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yuengling’s Ice Cream Corporation

By:	/s/ Richard Jordan
Richard Jordan, Chief Executive Officer

Date:  November 16, 2023

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